Exhibit 5.2

July 13, 2015

Zuoan Fashion Limited

Building 1, Lane 618,

Dingyuan Road, Songjiang District,

Shanghai 201616, China

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Zuoan Fashion Limited, an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company of a registration statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) ordinary shares, par value U.S.$0.00025 per share, of the Company (the “Ordinary Shares”); (ii) debt securities (the “Debt Securities”); and (iii) warrants to purchase Ordinary Shares and/or Debt Securities (the “Warrants”). The Ordinary Shares, the Debt Securities and the Warrants are hereinafter referred to, collectively, as the “Securities.” The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued under one or more convertible debentures (each, a “Debenture”) between the Company and the holder of the Debenture (the “Holder”), the form of which will be filed as an exhibit to a post-effective amendment to the Registration Statement, as supplemented and amended from time to time or as an exhibit to a report to be filed under the Securities Act of 1934, as amended, and incorporated by reference into the Registration Statement. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report to be filed under the Securities Act of 1934, as amended, and incorporated by reference into the Registration Statement. The Debenture and Warrant Agreement are hereinafter referred to as the “Securities Documents.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public

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officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement; and

(ii)	the Prospectus.

In addition to the foregoing, we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination, we have assumed: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

With your consent, we have assumed that (i) each of the Security Documents will be governed by the internal laws of the State of California and that the choice of law is legally enforceable, (ii) each of the Security Documents will be duly authorized, executed and delivered by the parties thereto, and (iii) each of the Security Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Security Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Amended and Restated Memorandum and Articles of Association and other organizational documents, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any decree, judgment, order, consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court, agency or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus or applicable Prospectus

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Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Any Debt Securities, when issued against payment of the consideration therefor in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.	Any Warrants, when issued against payment of the consideration therefor in accordance with a Warrant Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); (ii) public policy considerations or court decisions that may limit rights to obtain exculpation, indemnification or contribution; and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion as to any provision (i) that could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability, limiting the liability of any party to third parties or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; or (vi) whereby a party purports to ratify acts in advance of the occurrence of such acts.

We express no opinion with respect to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand or notice by or against the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards or to make determinations conclusive or powers absolute; (iv) any provision that purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision that purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; (vii) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; (viii) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (ix) any provision that purports to waive a right to a jury trial in any judicial proceeding; or (x) the effectiveness of service of process by mail in any suit, action or proceeding of any nature. Further, we express no opinion as to the acceptance by a federal court located in the State of California of jurisdiction of a dispute arising under any Security Document. Insofar as the foregoing opinion involves matters governed by the laws of the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinion of Conyers Dill & Pearman delivered to you today.

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We express no opinion as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set-off rights; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

The opinion expressed herein as to the Debt Securities does not include any opinion with respect to (i) the creation, validity, perfection or priority of any security interest or lien, or (ii) compliance with laws relating to permissible rates of interest.

Without limiting any of the other limitations, exceptions and qualifications stated herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the internal laws of the State of California (excluding the blue sky or state securities laws thereof), in each case as in effect on the date hereof.

This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusions or other matters in this opinion letter.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDowell Odom LLP

28494 Westinghouse Place, Suite 305 | Valencia, California 91355

661.449.9630 Business | 818.475.1819 Facsimile

www.mcdowellodom.com